Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Advanced Series Trust:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the heading “Financial Highlights” in the proxy statement/prospectus contained in the registration statement on Form N-14.

New York, New York

January 5, 2012